EXHIBIT 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On December 30, 2011, the Company completed the acquisition of 78.9% of National Beef for aggregate net cash consideration of $867,869,000 (the "Acquisition"), pursuant to a Membership Interest Purchase Agreement (the “Agreement”) among the Company, National Beef, U.S. Premium Beef, LLC (“USPB”), NBPCo Holdings, LLC (“NBPCo”), TKK Investments, LLC (“TKK”), TMKCo, LLC (“TMKCo”) and TMK Holdings (“TMK”).  The Agreement provided that the following transactions occur in sequence on the closing date and are reflected in the unaudited pro forma financial information.

1.	The Company purchased 76.1% of National Beef from USPB and NBPCo for aggregate cash consideration of $875,369,000.
2.
TKK and TMKCo exercised their put rights with respect to their aggregate 5.1% interest in National Beef and National Beef redeemed such interest for aggregate cash consideration of $75,947,000.  National Beef borrowed funds under its revolving credit facility to finance this redemption.  Upon completion of the redemption, the Company’s interest in National Beef increased to 79.6%.

3.	TMK purchased a 0.7% interest in National Beef from the Company for cash consideration of $7,500,000, reducing the Company’s interest to 78.9%.

The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 2011 (the “Pro Forma Financial Statement”) is presented to reflect the Acquisition as if it had occurred on January 1, 2011.  Historically, National Beef’s fiscal year has consisted of the 52 or 53 week period ending on the last Saturday in August, while the Company’s fiscal year is the calendar year.  In order to prepare the Pro Forma Financial Statement, National Beef’s historical consolidated operating results for the 52 week period ending November 26, 2011 were added to the Company’s historical consolidated statement of operations for the year ended December 31, 2011.  The preparation of pro forma financial information is governed by Article 11 of Regulation S-X, which requires a recasting of National Beef’s fiscal year end to a date that is within 93 days of the Company’s year end.

The accompanying Pro Forma Financial Statement should be read in conjunction with the Company's audited historical consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and the audited historical consolidated financial statements and notes thereto of National Beef, which were previously filed on the Company’s Current Report on Form 8K/A on February 13, 2012.  The Pro Forma Financial Statement is presented for informational purposes only and is not necessarily indicative of actual results had the foregoing transactions occurred as described above, nor does it purport to represent results of future operations.

The Pro Forma Financial Statement has been prepared based upon a preliminary purchase price allocation for National Beef.  Differences between the preliminary and final purchase price allocation, if any, could result in adjustments to acquired working capital amounts and offsetting adjustments to goodwill.

Leucadia National Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2011
(In thousands, except per share amounts)

	The Company	National Beef	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		As Adjusted
Revenues:
Beef processing	$–	$7,037,862			$7,037,862
Manufacturing	244,918				244,918
Oil and gas drilling services	133,782				133,782
Gaming entertainment	117,217				117,217
Investment and other income	433,375	674			434,049
Net securities gains	641,476				641,476
	1,570,768	7,038,536	$–		8,609,304

Expenses:
Cost of sales:
Beef processing		6,701,108			6,701,108
Manufacturing	215,963				215,963
Direct operating expenses:
Oil and gas drilling services	100,639				100,639
Gaming entertainment	84,795				84,795
Interest	111,877	11,400	1,671	(c)	123,574
			(1,374)	(d)
Salaries and incentive compensation	83,171		26,424	(e)	109,595
Depreciation and amortization	75,480	49,272	(49,272)	(f)	152,995
			77,515	(g)
Selling, general and other expenses	217,855	52,364	(26,424)	(e)	243,795
	889,780	6,814,144	28,540		7,732,464

Income from continuing operations before income
taxes and loss related to associated companies	680,988	224,392	(28,540)		876,840
Income tax provision	270,253	2,757	64,605	(h)	337,615

Income from continuing operations before loss related
to associated companies	410,735	221,635	(93,145)		539,225
Loss related to associated companies, net of income tax	(394,041)				(394,041)
Income from continuing operations	16,694	221,635	(93,145)		145,184
(Income) loss from continuing operations attributable to the
noncontrolling interest	275	(564)	(41,215)	(i)	(41,504)
Income from continuing operations attributable to
Leucadia National Corporation common shareholders	$16,969	$221,071	$(134,360)		$103,680

Basic earnings per common share attributable to
Leucadia National Corporation common shareholders:
Income from continuing operations	$0.07				$0.42
Number of shares used in calculation	244,425				244,425

Diluted earnings per common share attributable to
Leucadia National Corporation common shareholders:
Income from continuing operations	$0.07				$0.42
Number of shares used in calculation	244,573				244,573

Notes to Unaudited Pro Forma Consolidated Statement of Operations
(Dollars in thousands)

(a)	Cash paid to Sellers	$875,369
	Less cash received on sale of 0.7% to TMK	(7,500)
	Aggregate net cash consideration	$867,869

	The Company used cash and cash equivalents and sold securities from its current investment portfolio to fund the purchase price.

(b)
The purchase price has preliminarily been allocated to acquired assets and liabilities as indicated in the chart below.  If applicable, estimated useful lives and amortization periods are shown next to the amount allocated to the particular asset; all intangible and tangible assets are depreciated on the straight-line method over their respective lives.

	Amount	Useful Life

Intangible assets, net and goodwill:
Noncontractual customer relationships	$405,180	18 years
Tradename	260,059	20 years
Cattle supply contracts	143,500	15 years
Non-compete agreements	830	10 years
Goodwill	8,915
Total intangible assets, net and goodwill	818,484
Property, equipment and leasehold improvements, net:
Buildings and improvements	178,680	15 to 25 years
Machinery and equipment	218,306	3 to 8 years
Other	49,180
Total property, equipment and leasehold improvements, net	446,166
Working capital accounts and other assets and liabilities, net	243,342
Long-term debt	(328,267)
Fair value of net assets acquired	$1,179,725

Redeemable noncontrolling interest in subsidiary:
Fair value of net assets acquired	$1,179,725
Less, cash paid to Sellers	(875,369)
Initial redeemable noncontroling interest	304,356
Redemption of TKK and TMK interests	(75,947)
Sale of LUK interest to TMK	7,500
Redeemable noncontrolling interest in subsidiary	$235,909

(c)
Reflects additional interest expense for the borrowing under National Beef’s revolving credit facility to redeem the TKK and TMK interests.  A change in the interest rate of 0.125% would have changed pro forma, as adjusted income from continuing operations attributable to Leucadia National Corporation common shareholders by approximately $50,000.

(d)	Eliminates amortization expenses related to National Beef’s historical deferred debt issuance costs.

(e)	Reclassifies National Beef’s historical salaries and incentive compensation expenses to conform to the Company’s classification.

(f)	Eliminates the historical depreciation and amortization expenses of National Beef

(g)	Records depreciation and amortization expenses based on the preliminary purchase price allocations and useful lives in note (b) above.

(h)
Records a tax provision for the pro forma adjustments and for National Beef’s historical pre-tax income using a combined statutory income tax rate of 40%.  A tax provision needs to be applied to National Beef’s historical results since National Beef did not provide income tax expense on substantially all of its income as it is a pass-thru entity for income tax purposes.  However, due to the availability of the Company’s net operating loss carryforwards, no federal income tax would have been due and payable.  Income tax expense has not been provided on income attributable to the noncontrolling interest since National Beef remains a pass thru entity for income tax purposes.

(i)
Records an adjustment for National Beef’s historical income, net of pro forma adjustments, attributable to the noncontrolling interest since the Company is not purchasing 100% of National Beef as described in note (a) above.

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